As filed with the Securities and Exchange Commission on July 29, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

Registration Statement

UNDER

THE SECURITIES ACT OF 1933

American Tower Corporation

(Exact name of registrant as specified in its charter)

Delaware	65-072387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(617) 375-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William H. Hess, Esq.

Executive Vice President, General Counsel and Secretary

American Tower Corporation

116 Huntington Avenue

Boston, Massachusetts 02116

(617) 375-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew J. Gardella, Esq. Palmer & Dodge LLP 111 Huntington Avenue Boston, Massachusetts 02199-7613 (617) 239-0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-37988.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Class A common stock, $.01 par value per share	$5,833,900(2)	$472

(1)	Calculated pursuant to Rule 457(o) under the Securities Act.
(2)	In no event will the aggregate offering price of all securities issued pursuant to this registration statement exceed $5,833,900.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of Class A common stock, $.01 par value per share, of American Tower Corporation, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-37988) are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 29, 2003.

AMERICAN TOWER CORPORATION

By:	/s/ BRADLEY E. SINGER

Bradley E. Singer Chief Financial Officer and Treasurer

POWER OF ATTORNEY

We, the undersigned officers and directors of American Tower Corporation, hereby severally constitute and appoint Bradley E. Singer, William H. Hess and Justin D. Benincasa and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, in any and all capacities, to sign any amendments to this registration statement on Form S-3 (including pre- and post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN B. DODGE Steven B. Dodge	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 29, 2003

/s/ BRADLEY E. SINGER Bradley E. Singer	Chief Financial Officer and Treasurer (Principal Financial Officer)	July 29, 2003

/s/ TIMOTHY F. ALLEN Timothy F. Allen	Vice President, Finance and Controller (Principal Accounting Officer)	July 29, 2003

/s/ ARNOLD L. CHAVKIN Arnold L. Chavkin	Director	July 29, 2003

/s/ RAYMOND P. DOLAN Raymond P. Dolan	Director	July 29, 2003

/s/ FRED. R. LUMMIS Fred R. Lummis	Director	July 29, 2003

/s/ PAMELA D. A. REEVE Pamela D. A. Reeve	Director	July 29, 2003

Mary Agnes Wilderotter	Director

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Palmer & Dodge LLP.

23.1	Consent of Palmer & Dodge LLP, included in Exhibit 5 filed herewith.

23.2	Consent of Deloitte & Touche LLP.

24	Powers of Attorney, included in signature page.